DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of June 22, 2018 by and between Six Circles Trust, a Delaware statutory trust (the “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor); and

WHEREAS, the Trust will be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust desires to retain the Distributor as principal underwriter in connection with the offering of the Shares of each series listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively the “Funds”);

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, this Agreement will be approved by a vote of the Trust’s board of trustees (the “Board”) and its disinterested trustees in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.        Appointment of Distributor. The Trust hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.        Services and Duties of the Distributor.

A.    The Distributor agrees to act the principal underwriter of the Trust for distribution of the Shares of the Funds, upon the terms described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean each current prospectus, including the statement of additional information, as amended or supplemented, relating to any of the Funds and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of the Trust under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act.

B.    During the continuous public offering of Shares of the Funds, the Distributor shall use commercially reasonable efforts to distribute the Shares. All orders for Shares shall be made through financial intermediaries. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Trust or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form.

C.    The Distributor shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Funds so as to enable the Shares to be traded through FundSERV. Other than with respect to maintaining NSCC membership for distribution of the Funds or handling any other related NSCC matters, the Distributor shall not be responsible for any operational matters associated with FundSERV or Networking transactions.

D.    The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Funds other than as contained in the Prospectus and any marketing materials of the Funds (“marketing materials”) which may include retail and institutional written communications with the public specifically approved by the Trust or authorized representatives of the Funds’ investment adviser, J.P. Morgan Private Investments Inc. (“JPMPI” or the “Adviser”).

E.    The Distributor agrees to review all proposed marketing materials for compliance with applicable SEC and FINRA laws and regulations, and, after consulting with JPMPI on behalf of the Trust to the extent the Distributor recommends any changes, shall file with appropriate regulators those marketing materials it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Trust or JPMPI on behalf of the Trust, any comments provided by it or the regulators with respect to such materials.

F.    The Trust agrees to redeem or repurchase Shares tendered by shareholders of the Funds in accordance with the Trust’s obligations in the Prospectus and the Registration Statement. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor.

G.    The Distributor may, in its discretion, and shall, at the request of the Trust or the Adviser, enter into agreements with such qualified broker-dealers and other financial intermediaries as the Adviser may direct, in order that such broker-dealers and other intermediaries also may hold Shares of the Funds and service its underlying shareholders. The form of any dealer agreement, including networking agreements or clearing agreements shall be approved by the Trust or the Adviser on behalf of the Trust. The Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties.

H.    The Distributor shall not be obligated to sell any certain number of Shares.

I.    The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

J.    The Distributor may enter into agreements (“Subcontracts”) with qualified third parties to carry out some or all of the Distributor’s obligations under this Agreement, with the prior written consent of the Trust, such consent not to be unreasonably withheld; provided that execution of a Subcontract shall not relieve the Distributor of any of its responsibilities hereunder.

K.    The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

3.        Representations, Warranties and Covenants of the Trust.

A.        The Trust hereby represents, covenants, and warrants to the Distributor that:

(i)

it is duly organized and in good standing under the laws of its jurisdiction of organization and will be registered as an open-end management investment company under the 1940 Act when the Trust’s Registration Statement becomes effective;

(ii)

this Agreement has been duly authorized, executed and delivered by the Trust and, when executed and delivered, will constitute a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)

it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)	the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(v)	the Registration Statement and Prospectus included therein shall have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

(vi)

the Registration Statement and Prospectus and any marketing materials prepared by the Trust or its agent and provided to Distributor for its use shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects; and

(vii)

the Trust owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Trust’s business and for the offer, issuance, distribution and sale of the Fund Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party.

B.        The Trust shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.        The Trust agrees to advise the Distributor promptly in writing:

(i)

of any material correspondence or other material communication by the Securities and Exchange Commission (“SEC”) or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)

of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading (which can be accomplished by providing any applicable Prospectus supplements to the Distributor);

(iv)	of all material actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.
(v)

in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the SEC; and

(vi)	of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.

D.        The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

E.    Trust shall fully cooperate in the efforts of the Distributor, keep it informed of its affairs, and shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Trust shall promptly notify the Distributor of any SEC filings, including the Registration Statement, and make any such filings available to the Distributor. The Trust represents that it will not use any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

F.    The Trust shall provide, and cause each other agent or service provider to the Trust, including the Trust’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

G.    The Trust shall not file any amendment to the Registration Statement or Prospectus that amends any provision therein which pertains to Distributor and the distribution of the Shares without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

H.    The Trust has adopted policies and procedures pursuant to Title V of the Gramm-Leach Bliley Act, as may be modified from time to time. The Trust (through its relevant agents and service providers) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Trust and the owners of the Shares. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Distributor.

4.        Representations, Warranties and Covenants of the Distributor.

A.        The Distributor hereby represents, covenants, and warrants to the Trust that:

(i)

it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)

this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)

it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(iv)	it is registered as a broker-dealer under the 1934 Act and is and shall take reasonable efforts to remain a member in good standing of FINRA.

B.        In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations.

C.        The Distributor shall promptly notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its managers, officers or directors that may relate to its services and the issue and sale of any of the Shares.

D.        The Distributor shall promptly notify the Trust in the event that it ceases to be a registered broker-dealer under the 1934 Act or a member in good standing of FINRA.

5.        Compensation.

A.        The Distributor shall not receive compensation from the Trust or the Funds for services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from JPMPI related to its services hereunder or from the Fund for additional non-distribution services, all as may be agreed to between JPMPI and the Distributor.

6.        Expenses.

A.        As between the Trust and the Distributor, the Trust and/or its investment adviser or an affiliate thereof shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(D) hereof.

B.        The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

7.        Indemnification.

A.        The Trust shall indemnify, defend and hold the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Distributor serving as distributor of the Funds pursuant to this Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Trust’s failure to comply with any applicable securities laws or regulations; or (iv) any claim that the Registration Statement, Prospectus, shareholder reports, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law any violation of any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Funds are sold, provided, however, that the Trust’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertising materials or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by the Distributor in writing and acknowledging the purpose of its use. In no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

The Trust’s agreement to indemnify the Distributor Indemnitees with respect to any action is expressly conditioned upon the Trust being notified of such action or claim of loss brought against any Distributor Indemnitee, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Distributor Indemnitee, unless the failure to give notice does not prejudice the Trust. Such notification shall be given by letter or by email addressed to the Trust’s President, but the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust’s indemnity agreement contained in this Section 7(A).

B.        The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, the Trust will reimburse the Distributor Indemnitee(s) in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Trust’s indemnification agreement contained in Sections 7(A) and 7(B) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitee(s), and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of each Distributor Indemnitee.

C.        The Distributor shall indemnify, defend and hold the Trust, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all Losses that any Trust Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon (i) the Distributor’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Distributor’s failure to comply with any applicable securities laws or regulations; or (iii) any claim that the Registration Statement, Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by the Distributor in writing. In no event shall anything contained herein be so construed as to protect the Trust against any liability to the Distributor to which the Trust would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

The Distributor’s agreement to indemnify the Trust Indemnitees is expressly conditioned upon the Distributor’s being notified of any action or claim of loss brought against a Trust Indemnitee, such notification to be given by letter or email addressed to the Distributor’s President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust Indemnitee, unless the failure to give notice does not prejudice the Distributor. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor’s indemnity agreement contained in this Section 7(C).

D.        The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust Indemnitee, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the Trust Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the Trust Indemnitee(s) in such suit, for the fees and expenses of any counsel retained by the Trust and them. The Distributor’s indemnification agreement contained in Sections 7(C) and (D) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitee(s), and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Trust’s benefit, to the benefit of each Trust Indemnitee.

E.        No person shall be obligated to provide indemnification under this Section 6 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or

F.         the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible.

8.        Financial Intermediary Agreement Indemnification.

To the extent that Distributor is requested or required by the Trust to enter into any agreement with a financial intermediary or related operational agreement (“Financial Intermediary Agreement”), which may contain certain representations, undertakings and indemnification (‘Non-Standard Terms”) that are not included in the Standard Financial Intermediary (Dealer) Agreement, the Trust shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to any Non-Standard Terms provided by the Distributor under a Financial Intermediary Agreement to the extent that such representation or indemnification would otherwise be provided by the Trust under this Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Trust or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Distributor’s obligations or duties under the Financial Intermediary Agreement or by reason of Distributor’s reckless disregard of its obligations or duties under the Financial Intermediary Agreement.

9.          Limitations on Damages. Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

10.        Force Majeure. Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause, and provided that the parties shall have taken appropriate steps to minimize any disruptions.

11.        Duration and Termination.

A.        This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Trust’s Board, including a majority of directors who are not parties to this Agreement or interested persons of any such part to this Agreement, or (ii) the vote of a majority of the outstanding voting securities of a Fund, in accordance with Section 15 of the 1940 Act.

B.        Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties. Further, this Agreement may be terminated upon no less than 60 days’ written notice, by either the Trust through a vote of a majority of the members of the Board who are not interested persons, as that term is defined in the 1940 Act, and have no direct or indirect financial interest in the operation of this Agreement or by vote of a majority of the outstanding voting securities of a Fund, or by the Distributor.

C.        This Agreement will automatically terminate in the event of its assignment.

12.        Anti-Money Laundering Compliance.

A.        Each of Distributor and Trust acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

B.        The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any broker-dealer or other financial intermediary that is authorized to effect transactions in Shares of the Funds.

C.        Each of Distributor and Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Trust, the Trust’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder. It is expressly understood and agreed that the Trust and the Trust’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other Trusts or services of Distributor.

13.      Privacy. In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any Fund shareholder; provided, however, that the Distributor may use such information as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds.

The Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide to the Distributor a copy of that statement annually. The Distributor agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

14.      Confidentiality. During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to the Distributor or the Trust which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.

15.      Notice.         Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Foreside:	(ii) If to the Trust:
Foreside Fund Services, LLC Attn: Legal Department Three Canal Plaza, Suite 100 Portland, ME 04101 Telephone: (207) 553-7110 Facsimile: (207) 553-7151 Email:legal@foreside.com	Six Circles Trust c/o J.P. Morgan Private Investments Inc. Attn: Mary Savino, President 270 Park Avenue, 5th Floor New York, NY 10017 Phone(212)4642016 Email:mary.savino@jpmorgan.com

16.      Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. If required under the 1940 Act, any such amendment must be approved by the Trust’s Board, including a majority of the Trust’s Board who are not interested persons, as such term is defined in the 1940 Act, of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment.

17.      Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

18.      Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

19.      Survival.   The provisions of Sections 5, 6, 7, 8, 13 and 14 of this Agreement shall survive any termination of this Agreement.

20.      Miscellaneous.     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

21.      Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

22.       Limitation of Liability of the Trustees and Shareholders. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

23.      The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust’s Declaration of Trust or charter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

FORESIDE FUND SERVICES, LLC

By: /s/ Mark Fairbanks
Mark Fairbanks
Vice President

SIX CIRCLES TRUST

By: /s/ Mary Savino
Mary Savino
President

EXHIBIT A

Fund Names

Six Circles Ultra Short Duration Fund

Six Circles Tax Aware Ultra Short Duration Fund

Six Circles U.S. Unconstrained Equity Fund

Six Circles International Unconstrained Equity Fund

A-1